Birmingham, Alabama
August 10, 2005

ADDENDUM I

This Addendum I (“Addendum I”) is an addendum to the Real Estate Note (“Note”) executed by D. W. Grimsley, Jr., (the “Undersigned”) the manager of Automotive Services Group, LLC, on July 27, 2005. This is also an Addendum to the Future Advance Mortgage Assignment of Rents and Leases and Security Agreement (“Security Agreement”) executed by the Undersigned on July 27, 2005. The Note and Security Agreement are fully incorporated by reference in this Addendum I.

The Undersigned, for value received, promise to pay to the order of AULT GLAZER BODNAR ACQUISITION FUND, LLC, the sum of Seventy Five Thousand Dollars and no cents ($75,000) together with interest upon the unpaid portion thereof from the date at the rate of three percent (3%) above the “Prime Rate” as published in The Wall Street Journal. This note is secured by mortgage on real estate, executed to the payee herein.

The Undersigned agrees that the $75,000 is allocated as follows:

1.	Ten Thousand Dollars and no cents ($10,000) to the petty cash account at First Commercial Bank.
2.	Fifty Thousand Dollars and no cents ($50,000) to Robert Hughes & Company for building costs.
3.	Fifteen Thousand Dollars and no cents ($15,000) to Wash Guys Solutions for equipment deposit.

This Addendum is given, executed and delivered under the seal of the Undersigned.

Automotive Services Group, LLC /s/ D. W. Grimsley, Jr. By: D. W. Grimsley, Jr. Its: Manager